Exhibit 99.2

Execution Copy

TERM LOAN AGREEMENT

dated as of January 31, 2006

among

CERTEGY INC.

as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

SUNTRUST BANK

as Administrative Agent

SUNTRUST CAPITAL MARKETS, INC.

as Arranger and Book Manager

Schedules

Schedule 4.5	-	Environmental Matters
Schedule 4.14	-	Subsidiaries
Schedule 4.15	-	Closing Date Indebtedness
Schedule 4.16	-	Investments
Schedule 6.2	-	Closing Date Liens

Exhibits

Exhibit A	-	Form of Term Note
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Master Intercompany Note
Exhibit 3.1(b)(iii)	-	Form of Secretary’s Certificate
Exhibit 3.1(b)(vii)	-	Form of Closing Certificate
Exhibit 3.1(b)(x)	-	Form of Funding Date Certificate
Exhibit 3.1(b)(xi)	-	Form of Solvency Certificate
Exhibit 3.1(b)(xii)	-	Form of FIS Certificate

TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT (this “Agreement”) is made and entered into as of January 31, 2006, by and among CERTEGY INC., a Georgia corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make a term loan to the Borrower the proceeds of which shall be used, among other things, to pay the Dividend (as defined below);

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments, are willing to make a term loan to the Borrower.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1.                                Definitions.

In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” shall mean any acquisition, whether by stock purchase, asset purchase, merger, consolidation or otherwise of all or substantially all of the capital stock or assets of a Person or the acquisition of a business line of a Person.  For the avoidance of doubt, the purchase price paid, and any debt incurred or obligations assumed, by a Person in connection with an Acquisition (along with the related costs and expenses incurred by such Person) shall not be deemed to be an “Investment” by such Person under the provisions of this Agreement.

“Administrative Agent” shall have the meaning assigned to such term in the opening paragraph hereof.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Aggregate Net Amount” shall have the meaning given such term in Section 6.4 hereof.

“Applicable Lending Office” shall mean, for each Lender the “Lending Office” of such Lender (or an Affiliate of such Lender) designated in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4(b)) and accepted by the Administrative Agent, in the form of Exhibit B attached hereto or any other form approved by the Administrative Agent.

“Availability Period” shall mean the period commencing on the date of this Agreement through and including March 31, 2006.

“Base Rate” shall mean the higher of (i) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers.  The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent’s prime lending rate.  Each change in the Administrative Agent’s prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

 “Borrower” shall have the meaning in the introductory paragraph hereof.

 “Business Day” shall mean any day other than a Saturday or Sunday on which banks are not authorized or required to close in Atlanta, Georgia or New York, New York.

 “Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

 “Capital Management Subsidiary” shall mean a domestic Wholly-Owned Subsidiary (direct or indirect) of the Borrower whose activities are limited to making and maintaining Investments in Subsidiaries of the Borrower and Permitted Investments and activities incidental thereto.

“Capital Management Subsidiary Transfer” shall mean one or more transfers on or prior to September 30, 2004 of Investments by the Borrower and its Consolidated Subsidiaries to the Capital Management Subsidiary in an aggregate amount not to exceed $300,000,000.

 “Change in Control” shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the current board of directors or (ii) appointed by directors so nominated.

“Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) (or for purposes of Section 2.13(b), by such Lender’s holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Closing Date” shall mean the first day during the Availability Period on which all of the conditions precedent set forth in Section 3.2 have been satisfied or waived in accordance with Section 9.2; provided, however, that in the event the Closing Date does not occur on or before March 1, 2006, all of the Commitments shall automatically terminate.

 “Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Commitment” shall mean with respect to each Lender, the obligation of such Lender to make the Loan hereunder on the Closing Date, in a principal amount not exceeding the amount set forth with respect to such Lender on the signature pages to this Agreement. The aggregate principal amount of all Lenders’ Commitments is $250,000,000.

 “Consolidated EBIT” shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest

Expense, (ii) income tax expense and (iii) all other non-cash charges (and minus all other non-cash gains), determined on a consolidated basis in accordance with GAAP in each case for such period.

 “Consolidated Interest Expense” shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

 “Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets, (iii) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person’s assets are acquired by the Borrower or any Subsidiary.

“Consolidated Subsidiary” shall mean, at any date, any Person that, in accordance with GAAP, would be consolidated in the Borrower’s consolidated financial statements on such date.

“Consolidated Total Assets” shall mean, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, in accordance with GAAP.

 “Control” shall mean the power, directly or indirectly, either to (i) vote 5% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling”, “Controlled by”, and “under common Control with” have meanings correlative thereto.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.8(b).

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Dividend” shall mean a one time cash dividend in an amount up to $250,000,000 payable to the holders of the Borrower’s stock.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” shall have the meaning provided in Article VIII.

“Excluded Taxes” shall mean with respect to the Administrative Agent, any Lender, the or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which any of its offices is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.12(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(a).

“Exposure” shall mean, with respect to any Lender at any time, the outstanding principal amount of such Lender’s portion of the Loan.

 “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“FNI” shall mean Fidelity National Financial, Inc., a Delaware corporation.

“FIS” shall mean Fidelity National Information Services, Inc., a Delaware corporation.

“FIS Credit Facility” shall mean that certain Credit Agreement dated as of March 9, 2005 by and among, Fidelity National Information Solutions, Fidelity National Tax Service, Inc., FIS, certain affiliates of FIS from time to time party thereto, each lender from time to time party thereto and Bank of America, N.A,, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, as amended by that certain Amendment No. 1 and Addendum to Credit Agreement dated September 26, 2005, and as the same may be further amended, modified, extended or restated from time to time so long as such amendment, modification, restatement or extension does not prohibit this Agreement or the Loan or the repayment of the Loan on the effective date of the Merger.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that of the Borrower.  For purposes of this definition, the United States of America or any political subdivision thereof shall constitute one jurisdiction.

“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than the United States of America or any political subdivision thereof.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) shall mean any legally binding obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values, stock values or commodity values.

“Indebtedness” of any Person shall mean, without duplication (i) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade), (iv) obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) Capital Lease Obligations of such Person, (vi) obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) guaranties by such Person of the type of indebtedness described in clauses (i) through (v) above, (viii) all indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (x) off-balance sheet liability retained in connection with asset securitization programs, Synthetic Leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, and (xi) obligations of such Person under any interest rate Hedging Agreement or foreign exchange Hedging Agreement.  For purposes of determining Indebtedness under clause (xi) the obligations of any Person in respect to any Hedging Agreement or foreign exchange Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Indemnified Taxes” shall mean Taxes imposed upon any payment made by the Borrower to any Lender under any Loan Document other than Excluded Taxes.

“Indenture” shall mean the Indenture dated as of September 10, 2003 by and between the Borrower and SunTrust Bank, as trustee, relating to the issuance of 4.75% notes due 2008 in an aggregate principal amount of $200,000,000.

“Intercompany Note” shall mean one or more intercompany notes executed and delivered by and among the Borrower and/or any of its Subsidiaries in substantially the form attached hereto as Exhibit C or any other form approved by the Administrative Agent.

 “Investments” shall have the meaning given such term in Section 6.4 hereof.

“Lenders” shall have the meaning assigned to such term in the opening paragraph of this Agreement.

“Lender Default” shall mean (a) the failure (which has not been cured) of any Lender to make available its portion of the Loan or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.2.

 “Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loan Documents” shall mean, collectively, this Agreement, the Notes (if any), and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loan” shall mean have the meaning set forth in Section 2.2.

 “Margin Regulations” shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Agent, the and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

“Material Subsidiary” shall mean at any time any direct or indirect Subsidiary of the Borrower having: (a) assets in an amount equal to at least 5% of the total assets of the Borrower and its Subsidiaries determined on a consolidated basis as of the last day of the most recent fiscal quarter of the Borrower at such time; or (b) revenues or net income in an amount equal to at least 5% of the total revenues or net income of the Borrower and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower at such time.

“Maturity Date” shall mean the earlier of (i) March 2, 2006  or (ii) the date on which the principal amount of the Loan has been declared or automatically has become due and payable (whether pursuant to Section 7.1 or otherwise).

“Merger” shall mean the merger of Merger Sub with FIS pursuant to the Merger Agreement.

“Merger Sub” shall mean C Co Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Borrower.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of September 14, 2005 by and among the Borrower, the Merger Sub and FIS.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Notes” shall mean, collectively, the Term Loan Notes.

“Obligations” shall mean all amounts owing by the Borrower to the Administrative Agent, the or any Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all actual and reasonable fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.

 “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from the execution, delivery or enforcement of this Agreement or any other Loan Document.

“Participant” shall have the meaning set forth in Section 9.4(c).

Pay Proceeds Letter” shall have the meaning set forth in Section 3.2(b)(xii).

 “Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., 25th Floor, Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Acquisitions” shall mean any Acquisition so long as (a) at the time of such Acquisition, no Default or Event of Default is in existence or would result therefrom, (b) such acquisition has been approved or recommended by the board of directors of the Person being acquired and (c) the Total Acquisition Consideration of such Acquisition, when aggregated with the Total Acquisition Consideration of all Acquisitions consummated by the Borrower and its Consolidated Subsidiaries during the preceding 12 month period does not exceed $100,000,000.

“Permitted Encumbrances” shall mean:

(i)                                     Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(ii)                                  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(iii)                               pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)                              deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)                                 judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; and

(vi)                              easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Investments” shall mean:

(i)                                     direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii)                                  commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof;

(iii)                               certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv)                              fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(v)                                 mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above; and

(vi)                              with respect to investments made by Foreign Subsidiaries, Investments (with maturities less than one year) of a non-speculative nature which are made with preservation of principal as the primary objective and in each case in accordance with normal investment practices for cash management of such Foreign Subsidiaries.

“Permitted Securitization Subsidiary” shall mean any Subsidiary of the Borrower that (i) is directly or indirectly wholly-owned by the Borrower, (ii) is formed and operated solely for purposes of a Permitted Securitization Transaction, (iii) has organizational documents which limit the permitted activities of such Permitted Securitization Subsidiary to the acquisition of accounts receivable and related rights from the Borrower or one or more of its Consolidated Subsidiaries or another Permitted Securitization Subsidiary, the securitization or other financing of such accounts receivable and related rights and activities necessary or incidental to the foregoing and (iv) such Permitted Securitization Subsidiary shall at all times be subject to each of the following:  (A) it shall have at least one (1) member, manager, director or other similar person whose affirmative vote is required to permit such person to file a voluntary bankruptcy proceeding or to amend its formation documents, which member, manager, director or other similar person is not affiliated with the Borrower or any of its Consolidated Subsidiaries or a current or prior officer, director or employee of any of them, (B) it shall not be permitted to incur any Indebtedness other than the Indebtedness related to the Permitted Securitization Transaction, unless such Indebtedness is non-recourse to such Permitted Securitization Subsidiary and is subordinated to the Indebtedness incurred in connection with the Permitted Securitization Transaction, (C) it will not be permitted to merge or consolidate with any person other than another Permitted Securitization Subsidiary and (D) its formation documents shall contain and it shall be subject to such restrictive covenants relating to its operations as shall be required by independent counsel in order for such counsel to deliver a reasoned, market-standard “non-consolidation” opinion.

“Permitted Securitization Transaction” shall mean the transfer by Borrower or one or more of its Consolidated Subsidiaries of receivables and rights related thereto to one or more Permitted Securitization Subsidiaries and the related financing of such receivables and rights related thereto; provided that (i) such transaction is non-recourse to Borrower and its Consolidated Subsidiaries (excluding any related Permitted Securitization Subsidiary), except for Standard Securitization Undertakings and (ii) the aggregate total amount of all Indebtedness outstanding to third parties under all Permitted Securitization Transactions shall not exceed $120,000,000 in the aggregate outstanding at any time.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pro Rata Share” shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender’s Commitment and the denominator of which shall be the sum of all Lenders’ Commitments; or if the Commitments have been terminated or expired or if the Loan has been declared to be due and payable, a percentage, the numerator of which shall be the sum of such Lender’s Exposure and the denominator of which shall be the sum of the aggregate Exposure of all Lenders.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders holding more than 50% of the aggregate outstanding Exposures of all Non-Defaulting Lenders at such time or if the Non-Defaulting Lenders have no Exposure outstanding, then Non-Defaulting Lenders holding more than 50% of the aggregate Commitments of all Non-Defaulting Lenders.

 “Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, controller or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

“Restricted Investment” shall mean Investments by the Borrower or any of its Consolidated Subsidiaries in any Person other than the Borrower and its Consolidated Subsidiaries.  In the event that any Investment made by the Borrower or any of its Consolidated Subsidiaries is not otherwise permitted under the provisions of this Agreement, such Investment shall be deemed to be a Restricted Investment.

“Restricted Payment” shall have the meaning set forth in Section 6.5.

“Loan” shall mean a loan made by a Lender to the Borrower under its Commitment.

 “S&P” shall mean Standard & Poor’s.

“Standard Securitization Undertakings” shall mean any obligations and undertakings of the Borrower and any Consolidated Subsidiary consisting of representations, warranties, covenants, and indemnities standard in securitization transactions and related servicing of receivables.

“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.

“Synthetic Lease” shall mean any synthetic lease, tax retention operating lease or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.  For purposes of the Loan Documents, the Wisconsin and Florida leases described on Schedules 4.15 and 6.2 shall be deemed to be “Synthetic Leases” whether or not they otherwise comply with the definition thereof.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Total Acquisition Consideration” shall mean as at the date of any Acquisition:  (a) the sum of, without duplication, (i) the amount of any cash and fair market value of other property given as consideration, including at such date the deferred payment of any such amounts, (ii) the amount (determined by using the outstanding amount or the amount payable at maturity, whichever is greater) of any obligations for money borrowed incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iii) all amounts paid in respect of covenants not to compete and consulting agreements that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and (iv) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary (including any shares of capital stock of the Borrower or any Subsidiary) in connection with such Acquisition; minus (b) all cash and cash equivalents (as determined in accordance with GAAP) acquired in connection with such Acquisition as reflected on a balance sheet for the acquired company or acquired assets, as applicable (prepared as of the closing date of the Acquisition).

“Transactions” shall have the meaning set forth in Section 3.2(b)(ix).

 “Wholly-Owned Subsidiary” shall mean any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares, or, in the case of any

Subsidiary which is not organized or created under the laws of the United States of America or any political subdivision thereof, such nominal ownership interests which are required to be held by third parties under the laws of the foreign jurisdiction under which such Subsidiary was incorporated or organized) are at the time directly or indirectly owned by the Borrower.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2. Accounting Terms and Determination.            Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower’s independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

Section 1.3.                                Terms Generally.                                                The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1.                                General Description of Facility.   Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a portion of the Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Commitment.

Section 2.2.                                Commitments.

(a)                                  Subject to the terms and conditions set forth herein during the Availability Period, each Lender severally agrees to make a single loan (the “Loan”) to the Borrower on the Closing Date in a principal amount up to the Commitment of such Lender (with a lesser amount as may be specified by Borrower in the Pay Proceeds Letter); provided, that if for any reason (other than due to the failure of such Lender to perform its obligations hereunder in accordance with the terms of this Agreement) the full amount of such Lender’s Commitment is not fully drawn by the Borrower on the Closing Date, the undrawn portion thereof shall automatically be cancelled.  The satisfaction of all conditions precedent pursuant to Section 3.2 prior to expiration of the Availability Period shall be deemed to constitute the Borrower’s request to borrow the Loan on the Closing Date.

(b)                                 Each Lender will make available its portion of the Loan to be made by it hereunder on the Closing Date by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office.  The Administrative Agent will make such portion of the Loan available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on the Closing Date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower’s option, by effecting an intrabank transfer of such amounts to SunTrust, in its capacity as Paying Agent for the Dividend, as designated by the Borrower to the Administrative Agent in the Pay Proceeds Letter.

Section 2.3.                                Termination of Commitments.  The Commitments shall terminate on the Closing Date upon the making of the Loan pursuant to Section 2.2.

Section 2.4. Repayment of Loan.  The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loan in full on the Maturity Date.

Section 2.5.                                Mandatory Repayment.  On the effective date of the consummation of the Merger, the Borrower shall repay the entire amount of the Loan plus all accrued interest thereon.

Section 2.6.                                Optional Prepayments.

The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not less than one

Business Day prior to the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment.  If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.8.

Section 2.7.                                Evidence of Indebtedness.  (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from the Loan from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Commitment of each Lender, (ii) the amount of the Loan made hereunder by each Lender, (iii) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loan and (iv) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loan and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b)                                 At the request of any Lender at any time, the Borrower agrees that it will execute and deliver to such Lender a Term Loan Note payable to the order of such Lender.

Section 2.8 ..                             Interest on Loan.

(a)                                  The Borrower shall pay interest on the Loan at the Base Rate in effect from time to time.

(b)                                 While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrower shall pay interest (“Default Interest”) with respect to the Loan at the Base Rate in effect, plus an additional 2% per annum.

(c)                                  Interest on the principal amount of the Loan shall accrue from and including the date the Loan are made to but excluding the date of any repayment thereof. Interest on the Loan shall be due and payable on the Maturity Date.  All Default Interest shall be payable on demand.

(d)                                 The Administrative Agent shall determine each interest rate applicable to the Loan hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing).  Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.9.                                Fees.

The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent pursuant to that certain Fee Letter dated September 14, 2005 among Borrower, SunTrust Bank and SunTrust Capital Markets, Inc.

Section 2.10.  Computation of Interest.  Interest based on the prime lending rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  Each determination by the Administrative Agent of an interest amount hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.11.                         Increased Costs.

If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii)                                  impose on any Lender any other condition affecting this Agreement or any or any participation therein;

and the result of the foregoing is to increase the cost to such Lender of making or maintaining a Loan or to increase the cost to such Lender or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital (or on the capital of such Lender’s parent corporation) as a consequence of its obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such Change in Law (taking into consideration such Lender’s policies or the policies of such Lender’s parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Lender’s parent corporation for any such reduction suffered.

(c)                                  A certificate of a Lender or the setting forth the amount or amounts necessary to compensate such Lender or such Lender’s parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

(d)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender under this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or the notifies the Borrower of such increased costs or reductions and of such Lender’s intention to claim compensation therefor.

Section 2.12. Taxes.

(a)                                  Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  The Borrower shall indemnify the Administrative Agent, each Lender , within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Each Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit all payments under this Agreement to be made without withholding.  Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two (2) duly completed copies of Internal Revenue Service Form W-8ECI or W-8BEN, or any successor form thereto, as the case may be, certifying in each case that such Foreign Lender is entitled to receive payments made by the Borrower hereunder and under the Notes payable to it, without deduction or withholding of any United States federal income taxes and (ii) a duly completed Internal Revenue Service Form W-8 or W-9, or any successor form thereto, as the case may be, to establish an exemption from United State backup withholding tax.  Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation).  In addition, each such Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender.  Each such Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose) which notice shall create in Borrower the right to replace such Lender pursuant to Section 2.14 hereof.

(f)                                    Each Lender agrees upon the request of the Borrower and at the Borrower’s expense to complete, accurately and in a manner reasonably satisfactory to the Borrower and the Administrative Agent, and to execute, arrange for any required certification of, and deliver to the Borrower (with a copy to the Administrative Agent) (or to such government or taxing authority as the Borrower or Administrative Agent reasonably directs), any other form or document that may be required under the laws of any jurisdiction outside the United States to allow the Borrower to make a payment under this Agreement or the other Loan Documents without any deduction or withholding for or on account of any taxes of the type described in Section 2.12 hereof or with any such deduction or withholding for or on account of such taxes at a reduced rate, in each case so long as such Lender is (i) legally entitled to provide such certification and deliver such form or document and (ii) such action is consistent with its overall tax policies and is not otherwise, in the judgment of such Lender, impractical or disadvantageous in any material respect to such Lender.

(g)                                 Notwithstanding any provision of Section 2.12 above to the contrary, the Borrower shall not have any obligations to pay any taxes or to indemnify any Lender for such taxes pursuant to this Section 2.12 to the extent that such taxes result from (i) the failure of any Bank to comply with its obligations pursuant to Section 2.12 (f) or (ii) any representation made on Form 1001, 4224 or W-8 or successor applicable form or certification by any Lender incurring such taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made or (iii) such Lender changing its Applicable Lending Office to a jurisdiction in which such taxes arise, except to the extent in the judgment of such Lender such change was required by the terms of this Agreement.

(h)                                 To the extent that the payment of any Lender’s Indemnified Taxes or Other Taxes by the Borrower hereunder gives rise from time to time to a Tax Benefit to such lender in any jurisdiction other than the jurisdiction which imposed such Indemnified Taxes or Other Taxes, such Lender shall pay to the Borrower the amount of each such Tax Benefit so recognized or received.  The amount of each Tax Benefit and, therefore, payment to the Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto.  Each such payment will be due and payable by such Lender to the Borrower within a reasonable time after the filing of the tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to such Lender the amount of such Tax Benefit previously paid to such Lender and which has been rescinded, disallowed or nullified.  For purposes hereof, the term “Tax Benefit” shall mean the amount by which any Lender’s income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay such Lender’s taxes hereunder.

Section 2.13.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.11 or 2.12, or otherwise) prior to 3:00 p.m. (Atlanta time) on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.11, 2.12 and 9.3 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)                                 If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on account of the Loan that would result in such Lender receiving payment of a greater proportion of the aggregate amount of the Loan and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loan of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective amount of the Loan; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loan or s to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.2 (b), or 9.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.14.  Mitigation of Obligations; Replacement of Lenders.

(a)                                  If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking the Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.11 or Section 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

(b)                                 If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority of the account of any Lender pursuant to Section 2.12, or any Lender defaults in its obligation to fund its portion of the Loan hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 9.4(b) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of the Loan owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts) and (iii) in the case of a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if , prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

CONDITIONS PRECEDENT TO LOAN

Section 3.1.  Conditions to Effectiveness of Agreement.  This Agreement shall become effective upon a counterpart of this Agreement signed by or on behalf of each party thereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

Section 3.2.  Conditions To Funding of the Loan. The obligations of the Lenders to make the Loan is subject to the satisfaction (or waiver in accordance with Section 9.2) of the following conditions precedent:

(a)                                  On the Closing Date, the Administrative Agent shall have received all fees and other amounts due and payable (other than those previously paid on or prior to the Closing Date), including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or SunTrust Capital Markets, Inc., as Arranger.

(b)                                 The Administrative Agent (or its counsel) shall have received the following on or prior to the Closing Date:

(i)                                     a counterpart of this Agreement signed by or on behalf of each party thereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii)                                  duly executed Notes payable to such Lender;

(iii)                               a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of the Borrower executing the Loan Documents to which it is a party;

(iv)                              certified copies of the articles of incorporation or other charter documents of the Borrower, together with certificates of good standing or existence, as may be available recently from the Secretary of State of the jurisdiction of incorporation of the Borrower and the jurisdiction where the Borrower has its principal place of business;

(v)                                 a favorable written opinion of Kilpatrick Stockton, L.L.P., counsel to the Borrower, dated the Closing Date, addressed to the Administrative Agent and each of the Lenders, in a form reasonably satisfactory to the Agent, a favorable written opinion of the general counsel of the Borrower, dated the Closing Date, addressed to the Administrative Agent and each of the Lenders, in a form reasonably satisfactory to the Agent, and a favorable written opinion from Nelson Mullins Riley & Scarborough, L.L.P., special counsel to the Borrower, dated the Closing Date, addressed to the Administrative Agent and each of the Lenders, in a form reasonably satisfactory to the Agent;

(vi)                              delivery of a duly executed payoff letter, in form and substance reasonably satisfactory to Agent, executed by the administrative agent under that certain Revolving Credit Agreement dated as of September 3, 2003 (as amended, modified or otherwise supplemented to date, the “Existing Credit Agreement”), by and among the Borrowers party thereto, the Administrative Agent and the other Lenders party thereto) evidencing, among other things, that the Existing Credit Agreement will terminate upon the payment in full of all outstanding obligations thereunder (other than contingent obligations which expressly survive termination of such agreement);

(vii)                           a certificate, dated the Closing Date, and signed by a Responsible Officer of the Borrower, confirming, among other things, compliance with the conditions of Section 3.2 and certifying that (A) after giving effect to the Loan, no Default or Event of Default shall exist; and (B) all representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of such date;

(viii)                        Receipt by the Administrative Agent of pro forma consolidated financial statements of the Borrower and its Subsidiaries after giving effect to the Merger, including balance sheets and income statements prepared in conformity in all material respects with GAAP;

(ix)                                Each of FIS, Merger Sub and the Borrower, as the case may be, shall have obtained (A) all governmental, shareholder and third party consents and approvals required as conditions precedent to consummation of Merger pursuant to the Merger Agreement and (B) all shareholder and third party consents and approvals necessary in connection with the payment of the Dividend and the incurrence and repayment of the Loan

(collectively, including the Merger, the “Transactions”) and, in the case of clauses (A) and (B) shall remain in effect and all applicable waiting periods that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Transactions or that could seek to threaten the Transactions shall have expired without any action being taken by any authority;

(x)                                   Administrative Agent shall have received a certification from Borrower, dated as the Closing Date, substantially in the form of Exhibit 3.1(b)(x), signed by a Responsible Officer of the Borrower;

(xi)                                Administrative Agent shall have received a certification from Borrower, dated as the Closing Date, substantially in the form of Exhibit 3.1(b)(xi), signed by the chief financial officer of the Borrower as to the solvency of the Borrower and its Subsidiaries In addition to the foregoing, Administrative Agent shall be reasonably satisfied as to the matters set forth in such certification;

(xii)                             Administrative Agent shall have received a certification from FIS to the Borrower, dated as the Closing Date, substantially in the form of Exhibit 3.1(b)(xii), signed by a Responsible Officer of FIS;

 (xiii)                       Administrative Agent shall have received a Pay Proceeds Letter signed by a Responsible Officer of the Borrower, which letter shall set forth a direction from Borrower to Administrative Agent as to the disbursement by intrabank transfer of a portion of the Loan proceeds to be made on the Closing Date to SunTrust, in its capacity as Paying Agent for the Dividend, with any remaining portion of the Loan to be disbursed into an account designated by the Borrower;

(xiv)                         Administrative Agent shall have received appropriate waivers and consents to the Merger in connection with the Wisconsin and Florida Synthetic Leases described on Schedules 4.15 and 6.2; and

(xv)                            Administrative Agent shall have received such other documents, certificates or information with respect to the Borrower as it or the Required Lenders may reasonably request.

(c)                                  No actions, suits or other legal proceedings shall be pending or, to the knowledge of the Borrower, threatened, against or affecting the Administrative Agent, the Lenders, the Borrower or any of its Consolidated Subsidiaries which seek to enjoin or restrain the consummation of the Loan Documents.

Section 3.3.  Delivery of Documents.  All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

Section 4.1.  Existence; Power.  The Borrower and each of its Consolidated Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2.  Organizational Power; Authorization.  The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which the Borrower is a party, when executed and delivered by the Borrower, will constitute, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3.  Governmental Approvals; No Conflicts.  The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or any order of any Governmental Authority which could reasonably be expected to have a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of the Borrower or any of its Consolidated Subsidiaries, (d) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Consolidated Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Consolidated Subsidiaries and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries, except Liens (if any) created under the Loan Documents.

Section 4.4.  Financial Statements.  (a) The Borrower has furnished to each Lender:  (i) the audited combined balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2004 and the related combined statements of income, changes in shareholders’ equity and cash flows for the fiscal year then ended prepared by Ernst & Young LLP; (ii) the unaudited combined balance sheet of the Borrower and its Consolidated Subsidiaries as at June 30, 2005, and the related unaudited combined statements of income and cash flows for the fiscal quarter and year-to-date period then ending, and (iii) the unaudited combined balance sheet of FIS and its consolidated subsidiaries as at June 30, 2005, and the related unaudited combined statements of income and cash flows for the fiscal quarter and year-to-date period then ending, in each case certified by a Responsible Officer.  Such financial statements fairly present in all material respects the combined financial condition of the Borrower and its Consolidated Subsidiaries and FIS and its consolidated subsidiaries as of such dates and the combined results of operations for such periods in conformity with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (ii) and (iii).

(b)                                 No material adverse change has occurred in the business, operations, financial condition or liabilities (contingent or otherwise) of (x) FIS and its subsidiaries as reflected in its consolidated financial statement as of June 30, 2005 or (y) the Borrower and its subsidiaries or affiliates as reflected in its consolidated financial statements as of June 30, 2005, in each case (under clause (x) and (y) above of this paragraph) other than any change, circumstance, effect, event or occurrence resulting from (1) changes in general economic conditions affecting the United States, (2) general changes or developments in the industries in which the Borrower and its Subsidiaries and FIS and its subsidiaries presently operate, and (3) the announcement of the Merger and the transactions contemplated by the Merger, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Borrower and its Subsidiaries or FIS and its Subsidiaries to the extent due to the announcement and performance of the Merger or the identity of the parties to the Merger, including compliance with the covenants set forth in the Merger Agreement, unless, in the case of the foregoing clauses (1) and (2), (i) such changes referred to therein have a materially disproportionate effect on the Borrower and its Subsidiaries taken as a whole or FIS and its Subsidiaries taken as a whole relative to other participants in the industries in which the Borrower and its Subsidiaries or FIS and its Subsidiaries operates, or (ii) would have a material adverse effect on the ability of Borrower and its Subsidiaries or FIS and its Subsidiaries to perform their respective obligations hereunder or under any documents executed in connection with the Merger to which the Borrower or FIS is or will become a party, or to consummate the transactions contemplated by the merger agreement relating to the Merger on a timely basis.

Section 4.5.  Litigation and Environmental Matters.

(a)                                  No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner challenges the validity or enforceability of this Agreement or any other Loan Document.

(b)                                 Except for the matters set forth on Schedule 4.5 and except for matters which could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability in each case.

Section 4.6.  Compliance with Laws and Agreements.  Except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Borrower and each Consolidated Subsidiary is in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties,.

Section 4.7.  Investment Company Act, Etc.  Neither the Borrower nor any of its Consolidated Subsidiaries is (a) an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

Section 4.8.  Taxes.   The Borrower and its Consolidated Subsidiaries have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Consolidated Subsidiary, as the case may be, has set aside on its books adequate reserves.

Section 4.9.  Margin Regulations.  None of the proceeds of the Loan will be used for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable Margin Regulations.

Section 4.10.  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

Section 4.11.  Ownership of Property.

(a)                                  Each of the Borrower and its Consolidated Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, except for any such failure that, individually or in the aggregate, would not have a Material Adverse Effect.

(b)                                 Each of the Borrower and its Consolidated Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Consolidated Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.12.  Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Consolidated Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

Section 4.13.  Labor Relations.  There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Consolidated Subsidiaries, or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Consolidated Subsidiaries, or to the Borrower’s knowledge, threatened against any of them before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

Section 4.14.  Subsidiaries.   As of the Closing Date, Schedule 4.14 sets forth the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation of, and the type of, each Subsidiary.

Section 4.15.  Indebtedness at Closing Date.  As of the Closing Date, the Borrower and its Consolidated Subsidiaries have no Indebtedness except as set forth on Schedule 4.15.

Section 4.16.  Investments.   As of March 31, 2004, the Borrower and its Consolidated Subsidiaries have no Investments (other than Permitted Investments), which individually exceed $1,000,000 or in the aggregate exceed $10,000,000, except as set forth on Schedule 4.16 (which shall identify those existing Investments that are being repaid or satisfied on the Closing Date, with the understanding that the amount of such Investments as identified on Schedule 4.16 represent only activity through December 31, 2005 and that the actual amount of such Investments being repaid or satisfied will include all activity prior to the Closing Date; provided, however, that the amounts so repaid or satisfied will not be materially different from those set forth on Schedule 4.16) provided, however, that where offsetting Investments exist between any two Persons, Schedule 4.16 may give effect to the netting of such Investments between those Persons by only disclosing a single investment by one Person in the other Person.

Section 4.17.  Foreign Assets Control Regulations, etc.  Neither the making of any Loan nor the use of the proceeds thereof nor the issuance of any will violate (a) the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) or (c) Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism).  Without limiting the foregoing, neither the Borrower nor any of its Consolidated Subsidiaries is a “blocked person” as described in Section 1 of such Executive Order.

Section 4.18.  FIS Credit Facility.  As of the Closing Date (a) the FIS Credit Facility is in full force and effect and there are no defaults thereunder, (b) all consents necessary for the Merger have been obtained under the FIS Credit Facility, (c) after giving effect to the Merger, there will be in excess of $250 million of availability under the FIS Credit Facility which on the effective date of the consummation of the Merger can be borrowed to repay the Loan in full, and there are no restrictions in the FIS Credit Facility that would prohibit the making of such loan.

Section 4.19.  Solvency.  The Borrower and its Subsidiaries prior to and immediately after the effectiveness of the Merger: (a) owns and will own assets the fair saleable value of which taken as a whole are (i) greater than the total amount of their liabilities (including contingent liabilities), and (ii) greater than the amount that will be required to pay the probable liabilities of their then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to them; (b) have capital that is not unreasonably small in relation to their business as presently conducted or after giving effect to any contemplated transaction; and (c) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, from and after the Closing Date, so long as any Lender has a Commitment hereunder or the principal of and interest on any Loan or any fee remains unpaid or any remains outstanding:

Section 5.1.  Financial Statements and Other Information.                       The Borrower will deliver to the Administrative Agent (who, in turn, shall promptly deliver to the Lenders):

(a)                                  as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by Ernst & Young LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)                                 as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower’s previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)                                  concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer, (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)                                 concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)                                  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

(f)                                    promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

Section 5.2 Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)                                  the occurrence of any Default or Event of Default;

(b)                                 the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)                                  the occurrence of any event or any other development (which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect) by which the Borrower or any of its Consolidated Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability;

(d)                                 the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Consolidated Subsidiaries in an aggregate amount exceeding $5,000,000;

(e)                                  the occurrence of any Event of Default (as such term is defined in the Indenture) under or pursuant to the Indenture; and

(f)                                    any development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

Section 5.3.  Existence; Conduct of Business.  The Borrower will, and will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3.

Section 5.4.  Compliance with Laws, Etc.   The Borrower will, and will cause each of its Consolidated Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.5.  Payment of Obligations.  The Borrower will, and will cause each of its Consolidated Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6.  Books and Records.  The Borrower will, and will cause each of its Consolidated Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

Section 5.7.  Visitation, Inspection, Etc.  The Borrower will, and will cause each of its Consolidated Subsidiaries to, permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the

Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower.

Section 5.8.  Maintenance of Properties; Insurance.   The Borrower will, and will cause each of its Consolidated Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, subject to ordinary wear and tear, except where the failure to do so, either individually or it the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Consolidated Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

Section 5.9.  Use of Proceeds .  The Borrower will use the proceeds of the Loan to pay the Dividend and to pay certain fees and expenses relating to the transactions contemplated by this Agreement and the Merger Agreement.  No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

Section 5.10.  Dividend.  The payment of the Dividend will be made in compliance with the requirements of all applicable laws.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees that, from and after the Closing Date, so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee remains unpaid or outstanding:

Section 6.1.   Subsidiary Indebtedness.   The Borrower will not permit any of its Consolidated Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                  Indebtedness existing on the Closing Date and set forth on Schedule 4.15 and extensions, renewals and replacements of any such Indebtedness that do not (i) in the case of revolving credit, increase the maximum principal amount thereof and (ii) in the case of term loans, increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(b)                                 Indebtedness of any Consolidated Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements and extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(c)                                  Indebtedness of any Consolidated Subsidiary owing to the Borrower or any other Consolidated Subsidiary; provided, that any such Indebtedness shall be subject to Section 6.4;

(d)                                 Indebtedness in respect of obligations under Hedging Agreements permitted by Section 6.9;

(e)                                  Guarantees by any Consolidated Subsidiary of Indebtedness of any other Consolidated Subsidiary; provided, that such Guarantees of Indebtedness of any Consolidated Subsidiary shall be subject to Section 6.4;

(f)                                    Indebtedness of any Permitted Securitization Subsidiary (to the extent such Permitted Securitization Subsidiary constitutes a Consolidated Subsidiary) incurred in connection with any Permitted Securitization Transaction; and

(g)                                 other unsecured Indebtedness of Consolidated Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

Section 6.2.    Negative Pledge.   The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

(a)                                  Permitted Encumbrances;

(b)                                 any Liens on any property or asset of the Borrower or any Consolidated Subsidiary existing on the Closing Date and set forth on Schedule 6.2; provided, that such Lien shall not apply to any other property or asset of the Borrower or any Consolidated Subsidiary;

(c)                                  purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (ii) such Lien does not extend to any other asset; and (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(d)                                 extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (c) of this Section; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

(e)                                  any Lien against the Borrower or any Consolidated Subsidiary evidencing the transfer of any receivables and related property to any Permitted Securitization Subsidiary (to the extent such Permitted Securitization Subsidiary constitutes a Consolidated Subsidiary) pursuant to any Permitted Securitization Transaction;

(f)                                    any Lien against a Permitted Securitization Subsidiary (to the extent such Permitted Securitization Subsidiary constitutes a Consolidated Subsidiary) pursuant to any Permitted Securitization Transaction; and

(g)                                 other Liens securing Indebtedness and other obligations in the aggregate which do not to exceed 5% of Consolidated Total Assets at any time.

Section 6.3.    Fundamental Changes.

(a)                                  The Borrower will not, and will not permit any Consolidated Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Consolidated Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that this Section 6.3 shall not prohibit the consummation of the Merger and the Transactions, and if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Consolidated Subsidiary may merge with a Person if the Borrower (or such Consolidated Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Consolidated Subsidiary may merge into another Consolidated Subsidiary, (iii) any Consolidated Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Consolidated Subsidiary, (iv) any Consolidated Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (v) any Consolidated Subsidiary may be sold so long as such sale is permitted under Section 6.6; provided, that any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.4; provided, further, that at any time, (x) any one or more Permitted Securitization Subsidiaries may merge into or consolidate with any one or more Permitted Securitization Subsidiaries and (y) any Permitted Securitization Subsidiary may be liquidated or dissolved.

(b)                                 The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Consolidated Subsidiaries on the date hereof and businesses reasonably related thereto and to consummate a Permitted Securitization Transaction.

Section 6.4.     Investments, Loans, Acquisitions, Etc.  The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other

Person (all of the foregoing being collectively called “Investments”, which term shall include all Restricted Investments but shall exclude all Acquisitions and shall exclude the rendition of services and provision of property or any charge therefor), or consummate any Acquisitions, except:

(a)                                  Permitted Investments;

(b)                                 Guarantees constituting Indebtedness not prohibited by Section 6.1; provided, that the aggregate principal amount of Indebtedness of Consolidated Subsidiaries or any other entity that is Guaranteed by the Borrower or any other Consolidated Subsidiary shall be subject to the limitations set forth in clauses (c) and (d) hereof;

(c)                                  Investments by (i) the Borrower in its domestic Consolidated Subsidiaries; (ii) the Borrower and its domestic Consolidated Subsidiaries in all Foreign Subsidiaries and (iii) all Foreign Subsidiaries in all domestic Consolidated Subsidiaries and in the Borrower, all to the extent existing on March 31, 2004 and identified on Schedule 4.16 hereof (provided, however, that where offsetting Investments exist between any two Persons, all such Investments between such Persons existing on March 31, 2004 shall be deemed permitted under this Section 6.4(c) even though Schedule 4.16 gives effect to the netting of such Investments between those Persons by disclosing only a single investment by one Person in the other Person);

(d)                                 (i)                                     Investments (other than Investments in Consolidated Subsidiaries in the form of loans and Investments resulting from the Capital Management Subsidiary Transfer) made after March 31, 2004 by the Borrower and its Consolidated Subsidiaries in all Consolidated Subsidiaries (domestic or foreign) and all Restricted Investments (whether in the form of loans or equity) made at any time; provided, however, that the Aggregate Net Amount (defined below) of such Investments and Restricted Investments, without duplication, shall not exceed $200,000,000.

(ii)                                  Investments (including, without limitation, those in the form of loans) made after March 31, 2004 by the Borrower and its domestic Consolidated Subsidiaries in all Foreign Subsidiaries; provided, however, that (i) the Aggregate Net Amount of such Investments made after March 31, 2004 (together with, but without duplication, all Guarantees made after March 31, 2004 by the Borrower and its domestic Consolidated Subsidiaries of Indebtedness of all Foreign Subsidiaries) shall not exceed $100,000,000.  To the extent that a particular Investment is of the type contemplated by both clause (d)(i) and clause (d)(ii) of this Section 6.4, it must comply with both such clauses.

(iii)                               Investments made in the form of loans at any time by the Borrower to its domestic Consolidated Subsidiaries or by any domestic Consolidated Subsidiaries to the Borrower or its domestic Consolidated Subsidiaries.  Any

Investments made by the Borrower or any Consolidated Subsidiary in any Consolidated Subsidiary (domestic or foreign) in the form of loans shall be permitted only if otherwise permitted hereunder and evidenced by an Intercompany Note.  Any Investments in the form of loans may be forgiven by the payee thereof, in whole or in part, or otherwise converted by the payee, in whole or in part, into equity Investments so long as (y) immediately before and immediately after giving effect to the forgiveness or conversion of the Loan, no Event of Default shall have occurred and be continuing and (z) the Borrower and its Consolidated Subsidiaries shall otherwise be in compliance with the limitations on Investments set forth in this Section 6.4 after giving effect to such forgiveness or conversion.

(iv)                              The term “Aggregate Net Amount” shall mean the sum (whether positive or negative) of the following Investments maintained by the relevant Person(s) making such Investments (collectively, the “Investors”) in the other relevant Person(s) (collectively, the “Investees”):  (a) with respect to equity Investments, if applicable, the amount of the equity Investments made by the subject Investors in the subject Investees after March 31, 2004 (determined at book value as of the dates such Investments are made) less the amount of any cash dividends or other cash distributions distributed by the subject Investees to the subject Investors after March 31, 2004 in respect of the subject Investees’ equity interests plus (without duplication) the amount of any loans to the subject Investees which are forgiven or otherwise converted into equity; (b) with respect to Investments in the form of loans, if applicable, the principal amount advanced by the subject Investors to the subject Investees after March 31, 2004 less the amount of all principal payments made by the subject Investees to the subject Investors after March 31, 2004 in respect of loans less (without duplication) the amount of any loans to the subject Investees which are forgiven or otherwise converted into equity; and (c) with respect to debt Investments in the form of guarantees of Indebtedness of the subject Investees by the subject Investors, the face amount of the guaranties made after March 31, 2004, less the face amount of any guaranties that expire or are cancelled (to the extent not drawn upon) after March 31, 2004 (if any guaranty is drawn upon, then, to the extent of such drawing, it shall be considered a debt Investment).  Notwithstanding the foregoing, to the extent that either (i) the amount of cash dividends or other cash distributions exceeds the amount of equity Investments otherwise made by any Investor in any subject Investee or (ii) the principal amount of debt repaid by any Investee exceeds the principal amount advanced to the subject Investee by the subject Investor, then, in either case, such excess shall not be applied to reduce the Aggregate Net Amount of Investment in any other Investee.  In calculating the Aggregate Net Amount of Investments in any Investees, there will be excluded from such calculation (i) any amount that is contributed from the proceeds of equity issuances of the Borrower consummated after March 31, 2004 and (ii) the contribution to any Investee of capital stock of the Borrower held in treasury on March 31, 2004 or any contributions to any Investee of the proceeds from any transfer thereof by the Borrower or any other Investee.

(v)                                 The calculation of the Aggregate Net Amount of all Investments made in any Multi-Tier Investment Transaction (defined below) shall not be done in a duplicative manner.  “Multi-Tier Investment Transaction” shall mean any series of Investments made involving Borrower and/or any of its Consolidated Subsidiaries over any period of not more than 90 days where Borrower deems the proceeds of the initial Investment (the “Initial Investment”) to have been used to make one or more subsequent Investments (each a “Subsequent Investment”); provided, however, that each such Subsequent Investment shall be deemed not to exceed the amount of the Initial Investment or Subsequent Investment, as applicable, that immediately precedes it in such series.  The calculation of the Aggregate Net Amount of the Investments made in any Multi-Tier Investment Transaction as it relates to the usage of the equity Investment basket and the foreign Investment basket in the respective subsections (d)(i) and (d)(ii) of this Section 6.4 shall be performed so that once any portion of the Initial Investment or any Subsequent Investment is applied in a way that constitutes usage of the applicable basket (such application being defined herein as an “Initial Basket Application”), all subsequent applications of such portion that would otherwise constitute usage of that basket (such application being defined herein as a “Subsequent Basket Exemption”) are disregarded in the calculation of the usage of such basket.  Furthermore, no return on any Subsequent Investment that constitutes a Subsequent Basket Exemption shall reduce the Aggregate Net Amount of the basket usage of the Investments involved in any Multi-Tier Investment Transaction unless such return is also distributed as a return on the related Initial Investment or Subsequent Investment, as applicable, constituting the Initial Basket Application (and until so distributed, such return shall be available for reinvestment as another Subsequent Basket Exemption).

(e)                                  loans or advances to employees, officers or directors of the Borrower or any Consolidated Subsidiary in the ordinary course of business for travel, relocation and other business related expenses;

(f)                                    Hedging Agreements permitted by Section 6.10;

(g)                                 Permitted Acquisitions, including the Merger and the other Transactions;

(h)                                 Permitted Securitization Subsidiaries;

(i)                                     Investments by Foreign Subsidiaries in other Foreign Subsidiaries, including transfers of such Investments between Foreign Subsidiaries (without regard to the limitations set forth in subsection (d) of this Section 6.4);

(j)                                     Investments transferred to Capital Management Subsidiary as a result of the Capital Management Subsidiary Transfer;

(k)                                  Investments by Borrower or any domestic Consolidated Subsidiary in any other domestic Consolidated Subsidiary to the extent consisting of any contribution of the contributors’ holdings of equity interests in any other domestic Consolidated Subsidiary; and

(l)                                     Investments by Borrower or any domestic Consolidated Subsidiary in any other Consolidated Subsidiary (domestic or foreign) to the extent consisting of any contribution of the contributors’ holdings of equity interests in any Foreign Subsidiary.

Notwithstanding the foregoing and any other provision in this Agreement, the Borrower and its Subsidiaries shall be permitted to repay any outstanding Intercompany Note and loans on the Closing Date (whether by payment of cash, forgiveness of the debt or conversion of debt to equity).  In the event, the Loan is not fully repaid in connection with the Merger as required by Section 2.5, then any Investments shall be subject to the foregoing requirements of Section 6.4, unless otherwise consented to by the Agent.

Section 6.5.   Restricted Payments.  The Borrower will not, and will not permit its Consolidated Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”), except for (i) dividends payable by the Borrower solely in shares of any class of its common stock, (ii) Restricted Payments made by any Consolidated Subsidiary or any Permitted Securitization Subsidiary to the Borrower or to another Consolidated Subsidiary or, in the case of a Permitted Securitization Subsidiary, any Consolidated Subsidiary, (iii) cash dividends paid on, and cash redemptions of, the common stock of the Borrower, including the declaration and payment of the Dividend and (iv) dividends and distributions made with respect to, and redemptions of, any stock of any Consolidated Subsidiary; provided, that, in each case, no Event of Default has occurred and is continuing at the time such dividend is paid or redemption is made or would be caused thereby.

Section 6.6.   Sale of Assets.  The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Consolidated Subsidiary, issue or sell any shares of such Consolidated Subsidiary’s common stock to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower (or to qualify directors if required by applicable law), except:

(a)                                  the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

(b)                                 the sale of inventory and Permitted Investments in the ordinary course of business;

(c)                                  the sale of any receivables and related property to one or more Permitted Securitization Subsidiaries so long as such sale is made in connection with a Permitted Securitization Transaction;

(d)                                 transfers made as part of Acquisitions and Investments permitted under Section 6.4 hereof , including the Merger and the other Transactions; and

(e)                                  the sale or other disposition of such assets (which may include the capital stock of any Subsidiary of the Borrower or all or substantially all of the assets of any Subsidiary of the Borrower) so long as (i) the aggregate Consolidated EBIT attributable to assets which are disposed of in any fiscal year of the Borrower does not exceed 10% of the Consolidated EBIT for the immediately preceding fiscal year and (ii) the aggregate amount of assets (determined at book value in accordance with GAAP) which are disposed of in any fiscal year of the Borrower do not exceed in the aggregate 10% of the Consolidated Total Assets as of the end of the immediately preceding fiscal year.

Section 6.7.  Transactions with Affiliates.  The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Consolidated Subsidiaries not involving any other Affiliates (subject to limitations in Section 6.4), (c) any Restricted Payment permitted by Section 6.5, (d) in any Permitted Securitization Transaction, and (e) the Merger and the other Transactions.

Section 6.8.  Restrictive Agreements.  The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Consolidated Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Consolidated Subsidiary, to Guarantee Indebtedness of the Borrower or any other Consolidated Subsidiary or to transfer any of its property or assets to the Borrower or any Consolidated Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, any other Loan Document or the Merger Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Consolidated Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) shall not apply to customary provisions in (A) Indebtedness not prohibited by Section 6.1 under a credit facility used by the Borrower for settlement purposes so long as such lien restriction is limited to the Borrower’s or any Consolidated Subsidiaries’ settlement receivables, any depository account which is used for the sole purpose of clearing such settlement receivables, any intercompany obligations which arise among the Borrower and a Consolidated Subsidiary in connection with such settlement facility and any documents which relate to the foregoing items in this clause (A), (B) any Synthetic Lease transaction (not prohibited by the Loan Documents), (C) any Capital Lease Obligations or other permitted purchase money Indebtedness so long as such restriction is limited to the asset financed by such Capital Lease Obligations or purchase money Indebtedness and (D) any Permitted Securitization Transaction (not prohibited by the Loan Documents) involving the Borrower, any Consolidated Subsidiary or any of their respective assets so long as such restriction is limited to the asset relating to such Permitted Securitization Transaction, (v) clause (b) shall not apply to any Permitted Securitization Subsidiary, and (vi) clause (a) and clause (b) (solely as such clause (b) relates to the ability of any Consolidated Subsidiary to Guarantee Indebtedness of the Borrower) shall not apply to the provisions contained in the Indenture.

Section 6.9.                                Hedging Agreements.  The Borrower will not, and will not permit any of the Consolidated Subsidiaries to, enter into any Hedging Agreement, other than non-speculative Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

Section 6.10.                         Amendment to Indenture; Material Documents.  The Borrower will not, and will not permit any Consolidated Subsidiary to, (i) amend or modify the Indenture in any manner without the prior written consent of the Required Lenders, or (ii) amend, modify or waive any of its rights in a manner materially adverse to the Lenders under its certificate of incorporation, bylaws or other organizational documents.

Section 6.11.                         Accounting Changes.  The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.

Section 6.12.                         Capital Management Subsidiary.  The Borrower will not permit its Capital Management Subsidiary to engage in any business other than making Investments (including Permitted Investments) and activities incidental thereto.  Unless otherwise permitted by the Administrative Agent, the Capital Management Subsidiary shall not own any material assets other than Investments (including Permitted Investments) and not incur any Indebtedness other than Indebtedness to the Borrower or any of its Subsidiaries or in connection with the making of Permitted Investments.  The Administrative Agent shall provide prompt notice to each of the Lenders following any consent given under this Section 6.12.

Section 6.13.                         Isolation of FIS from Merger Sub.  Notwithstanding any other provision in this Agreement, neither the Borrower nor any of its Subsidiaries: (i) make any Investments in, or transfer any assets to, FIS, any Affiliates of FIS or Merger Sub, excluding the Merger or (ii) guarantee or otherwise become liable for any Indebtedness of FIS, any Affiliates of

FIS or Merger Sub, or pledge any assets to secure any such Indebtedness, excluding any guarantee or direct obligation incurred on or after the Merger by Borrower or any of its Subsidiaries in respect of the FIS Credit Facility provided that the Loan, together with any accrued and unpaid interest thereon, is paid in full on the effective date of the consummation of the Merger.

Section 6.14                            Prepayment of Notes.  Neither the Borrower nor its Subsidiaries shall make any payments in respect of the notes issued pursuant to the Indenture, other than regularly scheduled payments of interest, provided that nothing in this Section 6.14 shall prohibit the Borrower from issuing Exchange Notes under and as defined in the Indenture.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1.  Events of Default.  If any of the following events (each an “Event of Default”) shall occur:

(a)                                  the Borrower shall fail to pay any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)                                 the Borrower shall fail to pay any interest on the Loan or any fee or any other amount (other than an amount payable under clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

(c)                                  any representation or warranty made or deemed made by or on behalf of the Borrower or any Consolidated Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by the Borrower or any Consolidated Subsidiary or any representative of the Borrower or any Consolidated Subsidiary pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

(d)                                 the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, or 5.3 (with respect to the Borrower’s existence) or Article VI; or

(e)                                  the Borrower or any Consolidated Subsidiary shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above), and such failure shall remain unremedied for 30 days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(f)                                    the Borrower or any Consolidated Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Indebtedness which exceeds $7,500,000 individually or in the aggregate, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(g)                                 the Borrower or any Material Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)                                     the Borrower or any Material Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail generally to pay, its debts as they become due; or

(j)                                     an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower or any Consolidated Subsidiary in an aggregate amount exceeding $5,000,000; or

(k)                                  any judgment or order for the payment of money in excess of $7,500,000 in the aggregate shall be rendered against the Borrower or any Consolidated Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l)                                     a Change in Control (other than a Change of Control as a result of the Merger or the other Transactions) shall occur or exist; or

(m)                               any provision of this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, the Borrower or the Borrower shall so state in writing, or shall seek to terminate its obligations thereunder; or

(n)                                 Breach of any covenant by the Borrower or any Consolidated Subsidiary (including any Permitted Securitization Subsidiary to the extent a Permitted Securitization Subsidiary is a Consolidated Subsidiary) contained in any agreement relating to a Permitted Securitization Transaction causing the acceleration of the obligations thereunder or requiring the prepayment of such obligations or termination of such securitization program prior to its stated maturity or term and the Borrower or any Consolidated Subsidiary (other than any Permitted Securitization Subsidiary to the extent such Subsidiary is a Consolidated Subsidiary) has liability in excess of $7,500,000 under such Permitted Securitization Transaction, then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times (unless expressly set forth otherwise herein):  (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loan, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower ; provided that in connection with any acceleration pursuant to this clause (ii), the Commitments shall automatically terminate, and (iii) exercise all remedies contained in any other Loan Document; and if an Event of Default specified in either clause (g) or (h) shall occur with respect to the Borrower ,the Commitments shall automatically terminate and the principal of the Loan then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.1.                                Appointment of Administrative Agent.  Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in this Article shall apply to any such sub-agent and the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.2.                                Nature of Duties of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable (provided that the Borrower reserves any and all rights and claims against any Lender, including the Administrative Agent in its capacity as a Lender) for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.3.                                Lack of Reliance on the Administrative Agent.  Each of the Lenders, acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 8.4.                                Certain Rights of the Administrative Agent.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person (provided that the Borrower reserves any and all rights and claims against any Lender, including the Administrative Agent in its capacity as a Lender) by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 8.5.                                Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person.  The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 8.6.                                The Administrative Agent in its Individual Capacity.  The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, “holders of Notes”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 8.7.                                Successor Administrative Agent.

(a)                                  The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Event of Default shall exist at such time.  If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

(b)                                 Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  If within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section 8.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article VIII shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

Section 8.8.                                Additional Agencies; No Duties Imposed Upon Syndication Agents or Documentation Agents.   (a) The Administrative Agent shall have the right from time to time to designate one or more Syndication Agents and Documentation Agents.  Upon any such designation, the Administrative Agent shall have the right to replace the cover page to this Agreement to reflect the addition of such Person as Syndication Agent and Documentation Agent, as the case may be.

(b)                                 None of the Persons designated as a “Syndication Agent” or “Documentation Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Loan Documents other than, if such Person is a Lender, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Persons designated as a “Syndication Agent” or “Documentation Agent” shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender.  In addition to the agreements set forth in Section 8.8, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE IX

MISCELLANEOUS

Section 9.1.   Notices.

(a)                                  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:	Certegy Inc.
100 Second Avenue, Suite 1100S
St. Petersburg, Florida 33701
Attention: Walter Korchun

Corporate Vice President, General Counsel and Secretary
Telecopy Number: (727) 227-8558

With a copy to:	Certegy Inc.
11720 Amber Park Drive, Suite 600
Alpharetta, Georgia 30004
Attention: Mr. Michael T. Vollkommer
Corporate Vice President and CFO
Telecopy Number: (678) 867-8100

To the Administrative Agent:	SunTrust Bank
303 Peachtree Street, N. E., 3rd Floor
Atlanta, Georgia 30308
Attention: Timothy O’Leary
Telecopy Number: (404) 581-1775

With a copy to:	SunTrust Capital Markets, Inc.
c/o Agency Services
303 Peachtree Street, N. E./ 25th Floor
Atlanta, Georgia 30308
Attention: Scott Hulsey
Telecopy Number: (404) 658-4906

To any other Lender:	the address set forth under such Lender’s name on the signature pages hereof

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent shall not be effective until actually received by such Person at its address specified in this Section 9.1.

(b)                                 Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower.  The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice.  The obligation of the Borrower to repay the Loan and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

Section 9.2.                                Waiver; Amendments.

(a)                                  No failure or delay by the Administrative Agent, the or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)                                 No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall:  (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or interest thereon or any fees or other amounts payable hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change any provision hereof directly relating to the pro rata treatment of Lenders hereunder (including, but not limited to, Section 2.13 (b) or (c)) in a manner that would alter the pro rata treatment required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; or (vi) release any guarantor or limit the liability of any such guarantor under this Agreement or any guaranty agreement; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of such Person.

Section 9.3.                                Expenses; Indemnification.

(a)                                  The Borrower shall pay (i) all actual reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates as previously agreed upon by the Borrower and the Administrative Agent, including, subject to such previously agreed upon arrangement, the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, actually incurred, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all actual reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) actually incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loan made hereunder, including all such actual reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

(b)                                 The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing (each, an “Indemnitee”) against, and hold each of them harmless from, any and all actual reasonable costs, losses, liabilities, claims, damages and related expenses, including the actual reasonable fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or any actual or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment or to the extent that such losses relate to a claim made by an Indemnitee hereunder arising from any cause of action pursued by the Borrower against such Indemnitee where the Borrower alleged that the Indemnitee breached its obligations under the Loan Documents and a court having competent jurisdiction shall have determined by final judgment (not subject to appeal) that the Indemnitee breached its obligations to the Borrower under the Loan Documents.

(c)                                  The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future Other Taxes and Indemnified Taxes, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d)                                 To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, under clauses ( a ), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent.

(e)                                  To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.

(f)                                    All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.4.  Successors and Assigns.

(a)                                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may assign or transfer any of its rights hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

(b)                                 Any Lender may at any time assign to one or more banks or other financial institutions or entities all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and its portion of the Loan at the time owing to it); provided, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire amount of the assigning Lender’s Commitment hereunder or an assignment while an Event of Default has occurred and is continuing, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (unless the Borrower and the Administrative Agent shall otherwise consent), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) the assigning Lender and the assignee shall (unless otherwise waived by the Administrative Agent) execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee payable by the assigning Lender or the assignee (as determined between such Persons) in an amount equal to $1,000 (unless otherwise waived by the Administrative Agent) and (v) such assignee, if it is not a Lender, shall deliver a duly completed Administrative Questionnaire to the Administrative Agent. Upon the execution and delivery of the Assignment and Acceptance and payment by such assignee to the assigning Lender of an amount equal to the purchase price agreed between such

Persons, such assignee shall become a party to this Agreement and any other Loan Documents to which such assigning Lender is a party and, to the extent of such interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12 and 9.3). Upon the consummation of any such assignment hereunder, the assigning Lender, the Administrative Agent and the Borrower shall make appropriate arrangements to have new Notes issued. Any assignment or other transfer by a Lender that does not fully comply with the terms of this clause (b) shall be treated for purposes of this Agreement as a sale of a participation pursuant to clause (c) below.

(c)                                  Any Lender may at any time, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment or the Loan owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement between such Lender and the Participant with respect to such participation shall provide that such Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents; provided, that such participation agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of this Agreement described in the first proviso of Section 9.2(b) that affects the Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11 and 2.12 to the same extent as if it were a Lender hereunder and had acquired its interest by assignment pursuant to paragraph (b); provided, that no Participant shall be entitled to receive any greater payment under Section 2.11 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless the Borrower is notified of such participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.13 (e) as though it were a Lender hereunder.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Notes (if any) to secure its obligations to a Federal Reserve Bank without complying with this Section; provided, that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the

option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of any Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State.  Notwithstanding anything to the contrary in this Section 9.4, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in the Loan to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loan and (ii) disclose on a confidential basis any non-public information relating to its Loan to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.  As this Section 9.4(e) applies to any particular SPV, this Section may not be amended without the written consent of such SPV.

Section 9.5.                                Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                  This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

(b)                                 The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Northern District of Georgia, and of any state court of the State of Georgia located in Fulton County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state court or , to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)                                  The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 9.1.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 9.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.7.                                Right of Setoff.   In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.8.                                Counterparts; Integration.   This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

Section 9.9.                                Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.11, 2.12, 2.13, and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.  All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loan.

Section 9.10.  Severability.  Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.11.  Confidentiality.  Each of the Administrative Agent and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the , any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower or any Subsidiary thereof, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (but only to the extent necessary or advisable for the exercise of such remedy), (vi) subject to provisions substantially similar to this Section 9.11, to any actual or prospective assignee or

Participant, or (vii) with the consent of the Borrower.  Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and the tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure or any actual or proposed contractual counterparty (or its advisors) to any securitization, hedge, or other derivative transaction relating to the parties’ obligations hereunder.

Section 9.12.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

(remainder of page left intentionally blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal in the case of the Borrower by their respective authorized officers as of the day and year first above written.

CERTEGY INC.

By	/s/ Frederic Stern
Name: Frederic Stern
Title: Vice President and Treasurer

SUNTRUST BANK
as Administrative Agent and as a Lender

By	/s/ Michael T. Vollkommer
Name:	Michael T. Vollkommer
Title:	Executive Vice President and Chief Financial Officer

Commitment: $250,000,000

EXHIBIT A

FORM OF

TERM LOAN NOTE

[$ ]	Atlanta, Georgia January 31, 2006

FOR VALUE RECEIVED, the undersigned, Certegy Inc., a Georgia corporation (the “Borrower”), hereby promises to pay to the order of                                                   (the “Lender”) or its registered assigns, at the office of SunTrust Bank (“SunTrust”) at 303 Peachtree Street, N.E., 25th Floor, Atlanta, Georgia 30308, on the Maturity Date (as defined in the Term Loan Agreement dated as of January 31, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement), among the Borrower, the lenders from time to time party thereto, and SunTrust, as administrative agent for the lenders, the lesser of the principal sum of                                                         and the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower pursuant to the Credit Agreement in Dollars in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.  In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the actual, reasonable attorneys’ fees of the Lender.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

All borrowings evidenced by this Term Loan Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Term Loan and the Credit Agreement.

This Term Loan Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.  THIS TERM LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF

THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

CERTEGY INC.

By:
Name:
Title:

LOANS AND PAYMENTS

Date

Amount of Loan

Payments of Principal

Unpaid Principal Balance of Note

Name of Person Making Notation

EXHIBIT B

FORM OF

ASSIGNMENT AND ACCEPTANCE

[date to be supplied]

Reference is made to the Term Loan Agreement dated as of January 31, 2006 (as amended and in effect on the date hereof, the “Credit Agreement”), among Certegy Inc., a Georgia corporation, the Lenders from time to time party hereto, and SunTrust Bank, as Administrative Agent for the Lenders.  Terms defined in the Credit Agreement are used herein with the same meanings.

                                           (the “Assignor”) hereby sells and assigns, without recourse, to                                           , the assignee designated below (the “Assignee”), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and the portion of the Loan owing to the Assignor outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.12(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an administrative questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee.  The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 9.4(b) of the Credit Agreement.

This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Georgia.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment:

(“Assignment Date”):

Facility	Principal Amount Assigned	Percentage Assigned Commitment (set forth, to at least 8 decimals, as a percentage of the aggregate Commitments of all Lenders thereunder)

Term Loan	$		%

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

The undersigned hereby consents to the within assignment: (1)

CERTEGY INC.		SunTrust Bank, as Administrative Agent:

By:		By:
	Name:		Name:
	Title:		Title:

(1) Consents to be included to the extent required by Section 9.4(b) of the Credit Agreement.

EXHIBIT C

FORM OF MASTER INTERCOMPANY NOTE

          , 200

FOR VALUE RECEIVED, each of the parties hereto, in its capacity as a borrower (each, in such capacity, an “Intercompany Borrower”), hereby promises to pay to the order of each of the other parties hereto, in its capacity as a lender (each, in such capacity, an “Intercompany Lender”), as applicable, the unpaid principal amount of advances made by the applicable Intercompany Lender to the applicable Intercompany Borrower from time to time as shown on the general ledger of the applicable Intercompany Lender at such time, unless previously paid in full, ON DEMAND, and to pay interest on such unpaid principal amount for each day such amount shall remain outstanding at the interest rate agreed to by the applicable Intercompany Borrower and the applicable Intercompany Lender from time to time with such interest payable at such times as may be required the applicable Intercompany Lender.

It is contemplated that the parties to this Master Intercompany Note shall be Certegy Capital, Inc., a Georgia corporation (“Capital”), Certegy Inc., a Georgia corporation (“Certegy”), and certain of Certegy’s direct and indirect subsidiaries, as they may exist from time to time.  Additional parties may be added to this Master Intercompany Note by the execution and delivery of a Joinder to Master Intercompany Note substantially in the form attached hereto as Exhibit A (or in such other form as may be approved by Capital, in its sole discretion).  Any of the parties to this Master Intercompany Note may be removed as parties hereto at any time by the execution and delivery of a Withdrawal from Master Intercompany Note substantially in the form attached hereto as Exhibit B (or in such other form as may be approved by Capital, in its sole discretion); provided, however, that (i) neither Certegy nor Capital may be removed unless all then remaining parties to this Master Intercompany Note are removed and this Master Intercompany Note is cancelled and (ii) unless this Master Intercompany Note is cancelled, no party hereto may be removed from this Master Intercompany Note at any time when either (a) such party remains indebted to another party hereto for money borrowed or (b) such party is owed money by another party hereto for money borrowed (unless in the case of either clause (a) or (b) above, the remaining indebtedness is then separately documented by a promissory note between the relevant parties).

Presentment, demand, protest and notice of dishonor are hereby waived by the parties hereto.

This Master Intercompany Note is one of the Intercompany Notes referred to in that certain Term Loan Agreement dated as of January 31, 2006, by and among Certegy, the lenders from time to time a party thereto, and SunTrust Bank, as administrative agent (as amended or otherwise modified from time to time, the “Credit Agreement”) and is made in accordance with the provisions of Section 6.4 thereof.

C-1

This Master Intercompany Note may be executed in counterparts and delivered by facsimile transmission with the same effect as if all parties hereto originally executed the same copy hereof and such originally executed copy hereof were delivered to all parties hereto.

THIS MASTER INTERCOMPANY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA.

IN WITNESS WHEREOF, each of the parties hereto has executed this Master Intercompany Note as of the date of issuance first above written.

CERTEGY INC.	CERTEGY CAPITAL, INC.

By:	By:
Name:	Name:
Title:	Title:

[ENTITY NAME]	[ENTITY NAME]

By:	By:
Name:	Name:
Title:	Title:

[ENTITY NAME]	[ENTITY NAME]

By:	By:
Name:	Name:
Title:	Title:

[ENTITY NAME]	[ENTITY NAME]

By:	By:
Name:	Name:
Title:	Title:

[ENTITY NAME]	[ENTITY NAME]

By:	By:
Name:	Name:
Title:	Title:

[ENTITY NAME]	[ENTITY NAME]

By:	By:
Name:	Name:
Title:	Title:

C-2

EXHIBIT A

TO

MASTER INTERCOMPANY NOTE

FORM OF JOINDER TO MASTER INTERCOMPANY NOTE

JOINDER TO MASTER INTERCOMPANY NOTE

THIS JOINDER TO MASTER INTERCOMPANY NOTE (“Joinder”) is made by the undersigned (collectively, the “Additional Party”) as of                     , 20     , and supplements that certain Master Intercompany Note dated as of August     , 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, and as subject to this and any other joinder thereto or withdrawal therefrom, the “Master Intercompany Note”) by and among Certegy Capital, Inc., Certegy Inc. and the other parties thereto as borrowers and lenders.

Reference is made to that certain Term Loan Agreement dated as of January 31, 2006, by and among Certegy, the lenders from time to time a party thereto, and SunTrust Bank, as administrative agent (as amended or otherwise modified from time to time, the “Credit Agreement”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Master Intercompany Note, and if not defined therein, shall have the meanings ascribed to such terms in the Credit Agreement.

Pursuant to Section 6.4 of the Credit Agreement, the Additional Party is required to enter into the Master Intercompany Note on or prior to the time that certain investments are made between the Additional Party and one or more other parties to the Master Intercompany Note.  The Master Intercompany Note provides that additional parties may become parties under the Master Intercompany Note by execution and delivery of an instrument substantially in the form of this Joinder.

In accordance with the Master Intercompany Note, the Additional Party by its signature below becomes a party to the Master Intercompany Note with the same force and effect as if originally named therein as a party thereto and the Additional Party hereby agrees to all the terms thereof.  Each reference to an “Intercompany Borrower” or an “Intercompany Lender” in the Master Intercompany Note shall be deemed to include the Additional Party, as applicable, in its appropriate capacity.  The Master Intercompany Note is hereby incorporated by reference.

This Joinder may be executed in counterparts and delivered by facsimile transmission with the same effect as if all parties hereto originally executed the same copy hereof and such originally executed copy hereof were delivered to Capital.  This Joinder shall become effective as of the date first set forth above upon delivery to Capital of a copy of this Joinder that bears the signature of the Additional Party.

C-A-1

Except as expressly supplemented hereby, the Master Intercompany Note shall remain in full force and effect.

THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

IN WITNESS WHEREOF, the Additional Party has duly executed this Joinder as of the day and year first above written.

[NAME OF ADDITIONAL PARTY]

By:
Name:
Title:

[add any further Additional Party signature blocks here]

C-A-2

EXHIBIT B

TO

MASTER INTERCOMPANY NOTE

FORM OF WITHDRAWAL FROM MASTER INTERCOMPANY NOTE

WITHDRAWAL FROM MASTER INTERCOMPANY NOTE

THIS WITHDRAWAL FROM MASTER INTERCOMPANY NOTE (“Withdrawal”) is made by the undersigned (collectively, the “Withdrawing Party”) as of                       , 20    , and supplements that certain Master Intercompany Note dated as of August      , 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, and as subject to this and any other joinder thereto or withdrawal therefrom, the “Master Intercompany Note”) by and among Certegy Capital, Inc., Certegy Inc. and the other parties thereto as borrowers and lenders.

Reference is made to that certain Term Loan Agreement dated as of January 31, 2006, by and among Certegy, the lenders from time to time a party thereto, and SunTrust Bank, as administrative agent (as amended or otherwise modified from time to time, the “Credit Agreement”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Master Intercompany Note, and if not defined therein, shall have the meanings ascribed to such terms in the Credit Agreement.

Pursuant to Section 6.4 of the Credit Agreement, the Withdrawing Party was required to enter into the Master Intercompany Note on or prior to the time that certain investments were to be made between the Withdrawing Party and one or more other parties to the Master Intercompany Note.  The Master Intercompany Note provides that existing parties thereto may withdraw therefrom upon the satisfaction of certain conditions and the execution and delivery of an instrument substantially in the form of this Withdrawal.

In accordance with the Master Intercompany Note, the Withdrawing Party by its signature below hereby withdraws from the Master Intercompany Note, effective as of the date recited in Capital’s acceptance hereof below.

This Withdrawal may be executed in counterparts and delivered by facsimile transmission with the same effect as if all parties hereto originally executed the same copy hereof and such originally executed copy hereof were delivered to Capital.

Except as against the Withdrawing Party from and after the effectiveness of this Withdrawal, the Master Intercompany Note shall remain in full force and effect.

C-B-1

THIS WITHDRAWAL SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

IN WITNESS WHEREOF, the Withdrawing Party has duly executed this Withdrawal as of the day and year first above written.

[NAME OF WITHDRAWING PARTY]

By:
Name:
Title:

[add any further Withdrawing Party signature blocks here]

Accepted as of the day of , 20 , by

CERTEGY CAPITAL, INC.

By:
Name:
Title:

C-B-2

EXHIBIT 3.1(b)(iii)

FORM OF [ASSISTANT] SECRETARY’S CERTIFICATE OF

I,                                             , [Assistant] Secretary of Certegy Inc. (the “Company”), DO HEREBY CERTIFY that:

(a)  annexed hereto as Exhibit A is a true and correct copy of the articles of incorporation of the Company as amended, restated or supplemented through the date hereof;

(b)  no proceedings have been instituted or are pending or contemplated with respect to the dissolution, liquidation or sale of all or substantially all the assets of the Company or threatening its existence or the forfeiture or any of its corporate rights;

(c)  annexed hereto as Exhibit B is a true and correct copy of the Bylaws of the Company as in effect on the date hereof;

(d)  annexed hereto as Exhibit C is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Company, which resolutions have not been revoked, amended, supplemented or modified and are in full force and effect on the date hereof; and

(e)  each of the persons named below is and has been at all times since __________, 200_ a duly elected and qualified officer of the Company holding the respective office set forth opposite his or her name and the signature set forth opposite of each such person is his or her genuine signature:

Name	Title	Specimen Signature

[Include all officers who are signing the Credit Agreement or any other Loan Documents.]

IN WITNESS WHEREOF, I have hereunto signed my name this           day of                         , 200   .

[Assistant] Secretary

1

I,                                 ,                                of the Company, do hereby certify that                                has been duly elected, is duly qualified and is the [Assistant] Secretary of the Borrower, that the signature set forth above is [his/her] genuine signature and that [he/she] has held such office at all times since                                   .

IN WITNESS WHEREOF, I have hereunto signed my name this            day of                        , 200    .

(1)
Title:

(1) This certification should be included as part of the Secretary’s certificate and signed by one of the officers whose incumbency is certified pursuant to clause (e) above.

2

EXHIBIT 3.1(b)(vii)

FORM OF OFFICER’S CERTIFICATE

(Closing Certificate)

Reference is made to the Term Loan Agreement dated as of January 31, 2006 (the “Credit Agreement”), among Certegy Inc. (the “Borrower”), the Lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent.  Terms defined in the Credit Agreement are used herein with the same meanings.  This certificate is being delivered pursuant to Section 3.1(b)(vii) of the Credit Agreement.

I, Michael T. Vollkommer, Chief Financial Officer of the Borrower, DO HEREBY CERTIFY that:

(a)           the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of the date hereof; and

(b)           no Default or Event of Default has occurred and is continuing at the date hereof.

IN WITNESS WHEREOF, I have hereunto signed my name this           day of                     , 200   .

By:
Name: Michael T. Vollkommer
Title: Chief Financial Officer

EXHIBIT 3.1(b)(x)

FORM OF OFFICER’S CERTIFICATE

(Funding Date Certificate)

Reference is made to the Term Loan Agreement dated as of January 31, 2006 (the “Credit Agreement”), among Certegy Inc. (the “Borrower”), the Lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent (“SunTrust Bank”).  Terms defined in the Credit Agreement are used herein with the same meanings.  This certificate is being delivered pursuant to Section 3.1(b)(x) of the Credit Agreement.

I, Michael T. Vollkommer, Chief Financial Officer of the Borrower, DO HEREBY CERTIFY that:

1.             (i) The Certificate of Merger (a true and correct copy of which is attached hereto) has been pre-cleared with the Secretary of State of Delaware (the “SOS Office”); (ii) there are no conditions to the effectiveness of the Merger other than the filing of the Certificate of Merger with the SOS Office and the passage of time; (iii) the FIS Credit Facility does not prohibit the incurrence of the Obligations; and (iv) the FIS Credit Facility permits the use of the proceeds of revolving credit loans thereunder to repay the Obligations.

2.             to the best of my knowledge after due inquiry, (i) the FIS Credit Facility is in full force and effect and there is no Default or Event of Default (each as defined therein) existing thereunder; (B) there are no conditions to the effectiveness of the Amendment No. 1 and Addendum to Credit Agreement dated as of September 26, 2005 (the “FNIS Amendment”) other than the passage of time, the release of the Company Joinder Agreement and the Subsidiary Guaranty Supplement (as such terms are defined in the FNIS Amendment) and related opinions and certificates from escrow, which release from escrow shall occur as a result of the passage of time on the effective date of the consummation of the Merger, the consummation of the Merger and the payment of fees related to the FIS Credit Facility; (C) after giving effect to the Merger, there will be sufficient availability under the FIS Credit Facility and/or from unrestricted cash and cash equivalents on hand to repay the Loan in full; and (D) on the effective date of the consummation of the Merger, FNIS, another “Borrower” under and as defined in the FIS Credit Facility or their respective subsidiaries will repay the Loan in full with immediately available funds directly to SunTrust Bank.

IN WITNESS WHEREOF, I have hereunto signed my name this 31st day of January, 2006.

CERTEGY INC.

By:
Name: Michael T. Vollkommer
Title: Chief Financial Officer

EXHIBIT 3.1(b)(xi)

FORM OF OFFICER’S CERTIFICATE

(Solvency Certificate)

Reference is made to the Term Loan Agreement dated as of January 31, 2006 (the “Credit Agreement”), among Certegy Inc. (the “Borrower”), the Lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent.  Terms defined in the Credit Agreement are used herein with the same meanings.  This certificate is being delivered pursuant to Section 3.1(b)(xi) of the Credit Agreement.

I, Michael T. Vollkommer, Chief Financial Officer of the Borrower, DO HEREBY CERTIFY that:

1.             I have reviewed the contents of this Certificate, and I have conferred with counsel for the Borrower and its Subsidiaries for the purpose of discussing the meaning of its contents, and I have consulted with other officers, employees, representatives or advisers of the Borrower and its Subsidiaries with respect to providing this Certificate.  I have made such other investigations and inquiries as I have deemed necessary or prudent for such purposes.

2.             I have reviewed the historical and pro forma financial information for Borrower and its Subsidiaries and for FIS and its Subsidiaries as set forth in the Proxy Statement filed with the Securities and Exchange Commission in connection with the proposed Merger and based thereon, the Borrower and its Subsidiaries, taken as a whole, prior to and immediately after the effectiveness of the Loan and the Merger: (a) own and will own assets the fair saleable value of which are (i) greater than the total amount of their liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of their then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to them; (b) has capital that is not unreasonably small in relation to their business as presently conducted or after giving effect to any contemplated transaction; and (c) do not intend to incur and do not believe that they will incur debts beyond its ability to pay such debts as they become due.

3.             At the time of the authorization and declaration of the Dividend by the Board of Directors of the Borrower (or committee thereof), and at the time of payment of the Special Dividend and after giving effect to payment thereof (assuming for purposes hereof such Dividend were paid on the date hereof) (i) the Borrower will be able to pay its debts as they become due in the usual course of business, and (ii) the Borrower’s total assets will not be less than the sum of its total liabilities plus the amount that would be needed, if the Borrower were to be dissolved at the time of the payment of the Dividend, to satisfy the preferential rights upon dissolution of shareholders of the Borrower whose preferential rights are superior to those receiving the Dividend.

1

IN WITNESS WHEREOF, I have hereunto signed my name this           day of January, 2006.

By:
Name: Michael T. Vollkommer
Title: Chief Financial Officer

2

EXHIBIT 3.1(b)(xii)

FORM OF FIS CERTIFICATE

Reference is made to the Term Loan Agreement dated as of January 31, 2006 (the “Credit Agreement”), among Certegy Inc., a Georgia corporation (“Certegy”), the Lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent (“SunTrust Bank”).  Terms defined in the Credit Agreement are used herein with the same meanings.  This Certificate is being delivered to Certegy by the undersigned in his capacity as Vice President and Treasurer of Fidelity National Information Services, Inc., a Delaware corporation (“FNIS”), in connection with the Funding Date Certificate that Certegy is delivering to SunTrust Bank pursuant to Section 3.2(b)(x) of the Credit Agreement on the closing date thereof.

I, Patrick Farenga, Vice President and Treasurer of FNIS, DO HEREBY CERTIFY, in such capacity, on behalf of FNIS, and not individually, to Certegy that, as of the date hereof:

(A) the FIS Credit Facility is in full force and effect and there is no Default or Event of Default (each as defined therein) existing thereunder; (B) there are no conditions to the effectiveness of the Amendment No. 1 and Addendum to Credit Agreement dated as of September 26, 2005 (the “FNIS Amendment”) other than the passage of time, the release of the Company Joinder Agreement and the Subsidiary Guaranty Supplement (as such terms are defined in the FNIS Amendment) and related opinions and certificates from escrow, which release from escrow shall occur as a result of the passage of time on the effective date of the consummation of the Merger, the consummation of the Merger and the payment of fees related to the FIS Credit Facility; (C) after giving effect to the Merger, there will be sufficient availability under the FIS Credit Facility and/or from unrestricted cash and cash equivalents on hand to repay the Loan in full; and (D) on the effective date of the consummation of the Merger, FNIS, another “Borrower” under and as defined in the FIS Credit Facility or their respective subsidiaries will repay the Loan in full with immediately available funds directly to SunTrust Bank.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:
Name: Patrick Farenga
Title: Vice President and Treasurer